Exhibit 99.1
May 7, 2024
Blade Air Mobility Reports Financial Results for the First Quarter Ended March 31, 2024

•Achieved record-high Medical revenue of $36.0 million in Q1 2024, a 34.6% increase versus the prior year period and a 12.6% sequential increase versus Q4 2023.
•Net loss improved by $6.0 million versus the prior year to $(4.2) million in Q1 2024; Adjusted EBITDA improved by $4.2 million versus the prior year to $(3.5) million in Q1 2024.
•Record-high Medical Segment Adjusted EBITDA of $4.4 million in Q1 2024, up 134.5%, while Passenger Segment Adjusted EBITDA improved by $0.4 million, versus the prior year period
•Confirmed guidance for Adjusted EBITDA profitability in full-year 2024 and Adjusted EBITDA in the double-digit millions for 2025.

NEW YORK — (5/7/2024) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the first quarter ended March 31, 2024.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023		% Change
Revenue	$51,514	$45,271		13.8%
Cost of revenue	$41,375	$38,107		8.6%
Software development	670	1,123		(40.3)%
General and administrative	17,209	16,257		5.9%
Selling and marketing	2,128	2,611		(18.5)%
Total operating expenses	$61,382	$58,098		5.7%
Loss from operations	$(9,868)	$(12,827)		(23.1)%
Net loss	$(4,234)	$(10,192)		(58.5)%

Gross profit	$5,852	$3,229		81.2%
Gross profit margin	11.4%	7.1%	430	bps

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023	Change
Revenue	$51,514	$45,271	13.8%
Cost of revenue	41,375	38,107	8.6%
Flight Profit	10,139	7,164	41.5%
Flight Margin	19.7%	15.8%	386	bps
Adjusted SG&A	13,685	14,888	(8.1%)
Adjusted SG&A as a percentage of Revenue	26.6%	32.9%	(630)bps
Adjusted EBITDA	$(3,546)	$(7,724)	(54.1%)
Adjusted EBITDA as a percentage of Revenue	(6.9)%	(17.1)%	1,020	bps

Passenger Adjusted EBITDA	$(2,651)	$(3,055)	(13.2%)
Medical Adjusted EBITDA	$4,409	$1,880	134.5%
Adjusted unallocated corporate expenses and software development	$(5,304)	$(6,549)	(19.0%)
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

"This was the best quarter in company history for our Medical business. We achieved record revenue and Segment Adjusted EBITDA, building upon our dramatic growth driven by increased trip volumes and trip distances, both from existing and newly added hospital clients," said Rob Wiesenthal, Blade's Chief Executive Officer. "Q1 is the seasonally lightest quarter for our Short Distance business. Regardless, I'm pleased to see that we're delivering on the cost savings and profitability improvements we promised both in the Passenger segment and on the corporate level."

"Our Medical sales pipeline, both in logistics and organ placement, is as strong as ever and we expect continued new client onboarding throughout the year," added Wiesenthal.

"The key driver of our path to positive Adjusted EBITDA this year is margin improvement in our growing Medical business and we delivered beyond our expectations this quarter," said Will Heyburn, Blade's Chief Financial Officer. "Medical Flight Profit margins in Q1 2024 improved by six points versus the prior year period and two points sequentially versus Q4 2023 as our dedicated aircraft have enabled more reliable and cost-effective service for our clients with improved economies of scale for Blade. We expect continued margin improvement in the coming quarters as we complete our previously announced aircraft acquisition and bring additional non-owned dedicated aircraft onboard our platform."

"We have closed on seven of the eight previously announced jet aircraft acquisitions since quarter end and are already seeing the cash flow benefits that come when you couple the significant scale of our Medical business with strategic aircraft ownership in our highest density markets," said Melissa Tomkiel, Blade's President. "The vast majority of our flying will remain with third-party owned and operated aircraft as part of our layered, asset-light approach, enabling maximum flexibility, guaranteed availability and cost efficiency for our hospital clients."

First Quarter Ended March 31, 2024 Financial Highlights
▪Total revenue increased 13.8% to $51.5 million in the current quarter versus $45.3 million in the prior year period. Excluding the impact of discontinuing our scheduled jet service between New York and South Florida, which generated revenue of $2.9 million in the three months ended March 31, 2023, total revenue increased 21.5%, year-over-year.
▪Flight Profit(1) increased 41.5% to $10.1 million in the current quarter versus $7.2 million in the prior year period, driven by strong growth in our Medical business, partially offset by a decline in Passenger.
▪Flight Margin(1) improved to 19.7% in the current quarter from 15.8% in the prior year period, driven by increased use of dedicated aircraft and owned ground vehicles in our Medical segment, which results in lower costs, improved pricing and utilization in our New York by-the-seat airport transfer product, and a reduction in spot market jet charter costs, which decreased more quickly than our jet charter pricing, partially offset by weaker performance in Europe and Canada.
▪Medical revenue increased 34.6% to $36.0 million in the current quarter versus $26.8 million in the prior year period, driven by the addition of new transplant center clients, increased average trip distance, growth with existing clients, and strong overall market growth. This growth represents 12.6% sequential increase versus Q4 2023.
▪Short Distance revenue decreased 5.9% to $9.8 million in the current quarter versus $10.4 million in the prior year period. The decrease was driven primarily by significant inclement weather impacting our European business in the Swiss and French alps and lower passenger volume in Canada, partially offset by growth in the United States, primarily for our New York Airport service.

▪Jet and Other revenue decreased 29.7% to $5.7 million in the current quarter versus $8.1 million in the prior year period driven primarily by the discontinuation of our BladeOne seasonal by-the-seat jet service between New York and South Florida, which generated $2.9 million of revenue in the three months ended March 31, 2023. Excluding the impact of the discontinuation of BladeOne, Jet and Other revenue increased 9.4%, year-over-year.
▪Net loss decreased 58.5% to $(4.2) million in the current quarter versus $(10.2) million in the prior year period and improved as a percentage of revenues to (8.2)% in the current quarter from (22.5)% in the prior year period.
▪Adjusted EBITDA(1) improved 54.1% to $(3.5) million in the current quarter versus $(7.7) million in the prior year period, and improved as a percentage of revenues to (6.9)% in the current quarter from (17.1)% in the prior year period primarily due to a 134.5% increase in Medical Segment Adjusted EBITDA to $4.4 million in the current quarter, a $0.4 million improvement in Passenger Segment Adjusted EBITDA to $(2.7) million and a $1.2 million improvement in Adjusted Unallocated Corporate Expenses and Software Development to $(5.3) million.
▪Capital expenditures of $1.1 million were driven primarily by the build-out of new office space in Tempe, Arizona for our growing medical business and investments in software development.
▪Ended Q1 2024 with $151.0 million in cash and short term investments.

Business Highlights and Recent Updates
▪Record high Medical Revenue and Segment Adjusted EBITDA in the three-months ended March 31, 2024 as Blade continued to add new clients while seeing strong trip volume growth within existing clients, both on a year-over-year basis, and sequentially versus Q4 2023.
▪Closed on seven of the eight previously announced jet aircraft acquisitions for our Medical business since quarter end, with the remaining aircraft expected to close in the coming months.
▪Continued year-over-year growth in Blade's New York Airport transfer business, which services passengers for flights between Manhattan and Kennedy and Newark airports, with the third consecutive quarter of positive Flight Profit contribution.

Financial Outlook (2)
The Company is reaffirming its guidance from March, for the full year 2024, we expect:
▪Revenue of $240 million to $250 million
▪Positive Adjusted EBITDA

For the full year 2025, we expect:
▪Double-digit year-over-year revenue growth
▪Double-digit Adjusted EBITDA

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Tuesday, May 7, 2024 to discuss the results for the first quarter ended March 31, 2024.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, SG&A, Adjusted SG&A, Flight Profit, Flight Margin and Free Cash Flow have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. Blade defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses that cannot be allocated to either of our reporting segments (Passenger and Medical) and therefore attributable to our Corporate expenses and software development, less non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

SG&A and Adjusted SG&A - Blade defines SG&A as total operating expenses excluding cost of revenue. Blade defines Adjusted SG&A as total operating expenses excluding cost of revenue and excluding non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, depreciation for cares, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide an important measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct variable costs associated with those operations.

Free Cash Flow - Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$36,758	$27,873
Restricted cash	1,302	1,148
Accounts receivable, net of allowance of $127 and $98 at March 31, 2024 and December 31, 2023, respectively	23,550	21,005
Short-term investments	114,215	138,264
Prepaid expenses and other current assets	18,183	17,971
Total current assets	194,008	206,261

Non-current assets:
Property and equipment, net	3,468	2,899
Intangible assets, net	19,524	20,519
Goodwill	39,777	40,373
Operating right-of-use asset	24,576	23,484
Other non-current assets	1,439	1,402
Total assets	$282,792	$294,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$10,836	$23,859
Deferred revenue	7,981	6,845
Operating lease liability, current	4,428	4,787
Total current liabilities	23,245	35,491

Non-current liabilities:
Warrant liability	1,480	4,958
Operating lease liability, long-term	21,101	19,738
Deferred tax liability	357	451
Total liabilities	46,183	60,638

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 77,146,050 and 75,131,425 shares issued at March 31, 2024 and December 31, 2023, respectively	7	7
Additional paid in capital	397,477	390,083
Accumulated other comprehensive income	3,113	3,964
Accumulated deficit	(163,988)	(159,754)
Total stockholders' equity	236,609	234,300

Total Liabilities and Stockholders' Equity	$282,792	$294,938

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$51,514	$45,271

Operating expenses
Cost of revenue	41,375	38,107
Software development	670	1,123
General and administrative	17,209	16,257
Selling and marketing	2,128	2,611
Total operating expenses	61,382	58,098

Loss from operations	(9,868)	(12,827)

Other non-operating income
Interest income	2,072	1,954
Change in fair value of warrant liabilities	3,478	566
Realized loss from sales of short-term investments	—	(81)
Total other non-operating income	5,550	2,439

Loss before income taxes	(4,318)	(10,388)

Income tax benefit	(84)	(196)

Net loss	$(4,234)	$(10,192)

Net loss per share:
Basic	$(0.06)	$(0.14)
Diluted	$(0.06)	$(0.14)
Weighted-average number of shares outstanding:
Basic	75,796,411	71,992,771
Diluted	75,796,411	71,992,771

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(4,234)	$(10,192)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,594	1,652
Stock-based compensation	4,318	3,221
Change in fair value of warrant liabilities	(3,478)	(566)
Gain on lease modification	(47)	—
Realized loss from sales of short-term investments	—	81
Realized foreign exchange loss	3	5
Accretion of interest income on held-to-maturity securities	(1,481)	(1,386)
Deferred tax benefit	(84)	(196)
Bad debt expense	31	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(416)	(1,621)
Accounts receivable	(2,609)	(5,585)
Other non-current assets	(44)	(42)
Operating right-of-use assets/lease liabilities	(27)	77
Accounts payable and accrued expenses	(10,237)	(3,383)
Deferred revenue	1,160	1,080
Net cash used in operating activities	(15,551)	(16,855)

Cash Flows From Investing Activities:
Capitalized software development costs	(311)	—
Purchase of property and equipment	(816)	(646)
Purchase of short-term investments	—	(121)
Proceeds from sales of short-term investments	—	16,000
Purchase of held-to-maturity investments	(77,051)	(130,145)
Proceeds from maturities of held-to-maturity investments	102,740	131,187
Net cash provided by investing activities	24,562	16,275

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	91	54
Taxes paid related to net share settlement of equity awards	(37)	(81)
Net cash provided by / (used in) financing activities	54	(27)

Effect of foreign exchange rate changes on cash balances	(26)	3
Net increase (decrease) in cash and cash equivalents and restricted cash	9,039	(604)
Cash and cash equivalents and restricted cash - beginning	29,021	44,423
Cash and cash equivalents and restricted cash - ending	$38,060	$43,819

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$36,758	$41,739
Restricted cash	1,302	2,080
Total cash, cash equivalents and restricted cash	$38,060	$43,819

Non-cash investing and financing activities
New leases under ASC 842 entered into during the period	$2,581	$7,166
Common stock issued for settlement of earn-out (1)	3,022	1,785
Purchases of PPE in accounts payable and accrued expenses	285	—
(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Passenger segment
Short Distance	$9,810	$10,425
Jet and Other	5,678	8,079
Total	$15,488	$18,504

Medical segment
MediMobility Organ Transport	$36,026	$26,767
Total	$36,026	$26,767

Total Revenue	$51,514	$45,271

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023
Passenger	$15,488	$18,504
Medical	36,026	26,767
Total Revenue	$51,514	$45,271

Passenger	$2,109	$2,812
Medical	8,030	4,352
Total Flight Profit	$10,139	$7,164

Passenger	13.6%	15.2%
Medical	22.3%	16.3%
Total Flight Margin	19.7%	15.8%

Passenger	$(2,651)	$(3,055)
Medical	4,409	1,880
Adjusted unallocated corporate expenses and software development	(5,304)	(6,549)
Total Adjusted EBITDA	$(3,546)	$(7,724)

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended March 31,
	2024	2023
Seats flown – all passenger flights	27,708	28,550

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED SG&A, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$51,514	$45,271
Flight Profit	10,139	7,164
Flight Margin	19.7%	15.8%
Adjusted SG&A	13,685	14,888
Adjusted SG&A as a percentage of Revenue	26.6%	32.9%
Adjusted EBITDA	$(3,546)	$(7,724)
Adjusted EBITDA as a percentage of Revenue	(6.9)%	(17.1)%

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND GROSS PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$51,514	$45,271
Less:
Cost of revenue (1)	41,375	38,107
Depreciation and amortization	1,240	1,471
Stock-based compensation	78	40
Other (2)	2,969	2,424
Gross Profit	$5,852	$3,229
Gross Margin	11.4%	7.1%

Gross Profit	$5,852	$3,229
Reconciling items:
Depreciation and amortization	1,240	1,471
Stock-based compensation	78	40
Other (2)	2,969	2,424
Flight Profit	$10,139	$7,164
Flight Margin	19.7%	15.8%
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, depreciation for cars, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars.
(2) Other costs include credit card processing fees, staff costs, commercial costs and establishment costs.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED SG&A
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$51,514	$45,271

Total operating expenses	61,382	58,098
Subtract:
Cost of revenue	41,375	38,107
SG&A	$20,007	$19,991
SG&A as percentage of Revenue	38.8%	44.2%
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation and amortization	1,594	1,652
Stock-based compensation	4,543	3,221
Legal and regulatory advocacy fees (1)(2)	123	423
Executive severance costs	—	146
Contingent consideration compensation (earn-out) (3)	—	(339)
M&A transaction costs	62	—
Adjusted SG&A	$13,685	$14,888
Adjusted SG&A as percentage of Revenue	26.6%	32.9%
(1) For the three months ended March 31, 2024, represents certain legal advocacy fees related to the Drulias lawsuit that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(2) For the three months ended March 31, 2023, represents certain legal and regulatory advocacy fees for certain proposed restrictions at East Hampton Airport and potential operational restrictions on large jet aircraft at Westchester Airport, that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(3) Represents a credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results. 2023 was the last year subject to an earn-out payment.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(4,234)	$(10,192)

Depreciation and amortization	1,594	1,652
Stock-based compensation	4,543	3,221
Change in fair value of warrant liabilities	(3,478)	(566)
Realized loss from sales of short-term investments	—	81
Interest income, net	(2,072)	(1,954)
Income tax benefit	(84)	(196)
Legal and regulatory advocacy fees (1)(2)	123	423
Executive severance costs	—	146
Contingent consideration compensation (earn-out) (3)	—	(339)
M&A transaction costs	62	—
Adjusted EBITDA	$(3,546)	$(7,724)
Revenue	$51,514	$45,271
Adjusted EBITDA as a percentage of Revenue	(6.9)%	(17.1)%
(1) For the three months ended March 31, 2024, represents certain legal advocacy fees related to the Drulias lawsuits that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(2) For the three months ended March 31, 2023, represents certain legal and regulatory advocacy fees for certain proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport, that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(3) Represents a credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results. 2023 was the last year subject to an earn-out payment.

RECONCILIATION OF NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(15,551)	$(16,855)
Capitalized software development costs	(311)	—
Purchase of property and equipment	(816)	(646)
Free Cash Flow	$(16,678)	$(17,501)

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Product Line:
Short Distance	$70,085	$9,810	$10,703	$30,388	$19,184
Jet and Other	25,475	5,678	4,784	7,607	7,406
MediMobility Organ Transport	135,863	36,026	31,991	33,447	34,399
Total Revenue	$231,423	$51,514	$47,478	$71,442	$60,989

About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States, Southern Europe and Western Canada.  Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance (including the discussion of 2024 and 2025 financial outlook and guidance), results of operations, industry environment and growth opportunities, plans to release guidance, new product lines, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Mat Schneider
investors@blade.com